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                                                                       EXHIBIT 5
                                December 11, 1995

Houghton Mifflin Company
222 Berkeley Street
Boston, MA  02116

Ladies and Gentlemen:

         This opinion is rendered to you in connection with the preparation of the registration statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the offering by Houghton Mifflin Company, a Massachusetts corporation (the "Company"), of up to $300,000,000 aggregate principal amount of its debt securities (the "Debt Securities"). The Debt Securities will be issued under an Indenture dated as of March 15, 1994, as supplemented by the First Supplemental Indenture dated as of July 27, 1995 (the "Indenture"), between the Company and State Street Bank and Trust Company as successor trustee to The First National Bank of Boston.

         We have acted as counsel to the Company in connection with the preparation of the Registration Statement and the proposed issuance and sale of the Debt Securities. For purposes of this opinion we have reviewed the Company's Restated Articles of Organization and Amended and Restated By-Laws, each as amended to date. We have also examined such records of corporate proceedings of the Company and such other documents as we have deemed necessary to enable us to render this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the Commonwealth of Massachusetts.

         Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that, upon the due execution and delivery of the Indenture and issuance of the Debt Securities pursuant thereto, the Debt Securities will have been duly authorized for issuance by all necessary corporate action on the part of the Company and, upon execution and authentication of the Debt Securities as provided in the Indenture and payment for the Debt Securities against delivery thereof, will be the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except that (i) enforcement of the rights and remedies created thereby may be limited by
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Houghton Mifflin Company
December 11, 1995
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bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and by equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief and (ii) we express no opinion as to the legality, validity or binding nature of any choice of law provision.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

                                                Very truly yours,


                                                GOODWIN, PROCTER & HOAR